UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Outdoor Channel Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE:

On May 2, 2013, Outdoor Channel Holdings, Inc. (“Outdoor Channel”) entered into Amendment No. 1 to the Agreement and Plan of Merger by and among Outdoor Channel, Kroenke Sports & Entertainment, LLC (“KSE”) and KSE Merger Sub, Inc. (the “KSE Amendment”). The KSE Amendment modifies the previously announced Agreement and Plan of Merger, dated as of March 13, 2013 (as amended, the “Merger Agreement”), which provides for the acquisition of Outdoor Channel by KSE.

The KSE Amendment increases the consideration to be paid to Outdoor Channel’s stockholders for their shares of Outdoor Channel common stock if the merger is completed to $9.35 per share in cash from $8.75 per share in cash. A copy of the KSE Amendment is included below.

Prior to the execution of the KSE Amendment, on April 30, 2013, InterMedia Partners VII, L.P. and InterMedia Outdoors Holdings, LLC (together, “InterMedia”) delivered a written proposal to Outdoor Channel, proposing to acquire, on the terms and conditions set forth in the proposal, all of the outstanding shares of common stock of Outdoor Channel, at a price of $9.15 per share in cash.

On May 2, 2013, Outdoor Channel issued a press release announcing entry into the KSE Amendment and the Outdoor Channel board of directors’ recommendation that Outdoor Channel stockholders vote to approve the adoption of the Merger Agreement as amended by the KSE Amendment at the special meeting of Outdoor Channel stockholders to be held on May 8, 2013, at 9:00 a.m., Pacific Time, at Outdoor Channel’s facilities located at 43455 Business Park Drive, Temecula, California 92590. A copy of the press release is included below.

C-1

STRICTLY CONFIDENTIAL

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO.1 (this “Amendment No. 1”), dated as of May 2, 2013, to the Agreement and Plan of Merger, dated as of March 13, 2013 (the “Merger Agreement”), is made by and among Kroenke Sports & Entertainment, LLC, a Delaware limited liability company (“Parent”), KSE Merger Sub, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Parent (“Merger Sub”), and Outdoor Channel Holdings, Inc., a Delaware corporation (“OUTD”). All capitalized terms that are used but not defined in this Amendment No. 1 shall have the respective meanings ascribed thereto in the Merger Agreement.

WITNESSETH:

WHEREAS, Section 9.13 of the Merger Agreement provides for the amendment of the Merger Agreement in accordance with the terms set forth therein;

WHEREAS, the Parent Members and the Board of Directors of each of Merger Sub and OUTD have approved the consummation of the business combination provided for in the Merger Agreement as amended by this Amendment No. 1;

WHEREAS, the Parent Members have (i) determined that it is in the best interests of Parent and its members to amend the Merger Agreement as set forth in this Amendment No. 1 and (ii) approved this Amendment No. 1, the execution and delivery of this Amendment No. 1 and the performance by Parent and Merger Sub of the Merger Agreement as amended by this Amendment No. 1 and the consummation of the transactions contemplated thereby;

WHEREAS, the OUTD Board has (i) determined that it is in the best interests of OUTD and its stockholders, and declared it advisable, to enter into this Amendment No. 1 (ii) approved this Amendment No. 1, the execution and delivery of this Amendment No. 1 and the performance by OUTD of the Merger Agreement as amended by this Amendment No. 1 and the consummation of the transactions contemplated thereby, including the Merger, and (iii) resolved to reaffirm the OUTD Board Recommendation; and

WHEREAS, the Board of Directors of Merger Sub has (i) determined that it is in the best interests of Merger Sub and its sole stockholder, and declared it advisable, to enter into this Amendment No. 1 and (ii) approved Amendment No. 1, the execution and delivery of this Amendment No. 1 and the performance by Merger Sub of the Merger Agreement as amended by this Amendment No. 1 and the consummation of the transactions contemplated thereby, including the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub and OUTD agree as follows:

ARTICLE I

AMENDMENT TO MERGER AGREEMENT

Section 1.1. Merger Consideration. Section 2.1(a) of the Merger Agreement is hereby amended by replacing, in the definition of Merger Consideration set forth therein, the reference to “$8.75” with “$9.35”.

ARTICLE II

GENERAL PROVISIONS

Section 2.1. No Further Amendment. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein.

Section 2.2. Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.

Section 2.3. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, and all of which together will be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of this Amendment No. 1, facsimile signatures or signatures by other electronic form of transfer shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

Section 2.4. Governing Law. This Amendment No. 1 and any claim, controversy or dispute arising under or related thereto, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, whether arising in Law or in equity, in contract, tort or otherwise, shall be governed by, and construed and interpreted in accordance with, the Laws of the State of Delaware, without regard to its rules regarding conflicts of Law to the extent that the application of the Laws of another jurisdiction would be required thereby.

Section 2.5. Severability. If any term or other provision of this Amendment No. 1 is held to be invalid, illegal or incapable of being enforced by any rule of Law or public policy by a court of competent jurisdiction, all other conditions and provisions of this Amendment No. 1 shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Amendment No. 1. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment No. 1 so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transaction is fulfilled to the extent possible.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, all as of the date first written above.

KROENKE SPORTS & ENTERTAINMENT, LLC

By:	/s/ James A. Martin
Name:	James A. Martin
Title:	President and Chief Executive Officer

KSE MERGER SUB, INC.

By:	/s/ James A. Martin
Name:	James A. Martin
Title:	President

OUTDOOR CHANNEL HOLDING, INC.

By:	/s/ Perry T. Massie
Name:	Perry T. Massie
Title:	Co-Chairman of the Board of Directors

[Signature Page to Amendment No. 1]

OUTDOOR CHANNEL AGREES TO INCREASED PRICE IN

TRANSACTION WITH KROENKE SPORTS & ENTERTAINMENT

TEMECULA, Calif.—May 2, 2013—Outdoor Channel Holdings, Inc. (NASDAQ: OUTD) (the “Company” or “Outdoor Channel”) today announced that it entered into an amendment to its merger agreement dated March 13, 2013 with Kroenke Sports & Entertainment, LLC (“KSE”). Under the terms of the amended merger agreement, the merger consideration has been increased to $9.35 per share (compared to the previously agreed consideration of $8.75 per share), which increased consideration represents a premium of approximately 23.8% to Outdoor Channel’s closing stock price on March 1, 2013, which was the last trading day prior to the public disclosure of KSE’s proposal to acquire Outdoor Channel.

Outdoor Channel will file with the U.S. Securities and Exchange Commission a supplement to the definitive proxy statement, dated April 10, 2013, that will describe the revisions to the merger agreement, including, among other things, the increase in the consideration.

Outdoor Channel’s board of directors approved the amendment to the merger agreement and recommends that Outdoor Channel’s stockholders vote to approve the adoption of the amended merger agreement at the special meeting of Outdoor Channel stockholders to be held on May 8, 2013, at 9:00 a.m., Pacific Time, at Outdoor Channel’s facilities located at 43455 Business Park Drive, Temecula, California 92590.

Outdoor Channel stockholders who have already submitted a proxy with respect to the KSE transaction do not need to take any action. However, if an Outdoor Channel stockholder wishes to change their previous vote, they may revoke their proxy and change their vote any time before the close of the vote of the special meeting. For instructions on how to change your vote prior to the special meeting, please refer to the definitive proxy statement.

Lazard is serving as exclusive financial advisor to Outdoor Channel in connection with the transaction. Wilson Sonsini Goodrich & Rosati, P.C. is legal advisor to Outdoor Channel in connection with the transaction.

About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel and Winnercomm Inc. Nielsen estimated that Outdoor Channel had approximately 39.8 million cable, satellite and telco subscribers for May 2013. Outdoor Channel offers programming that captures the excitement of hunting, fishing, shooting, adventure and the Western lifestyle and can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic broadband website. Winnercomm is one of America’s leading and highest quality producers of live sporting events and sports series for cable and broadcast television. The Company also owns and operates the SkyCam and CableCam aerial camera systems which provide dramatic overhead camera angles for major sports events, including college and NFL football.

Safe Harbor Statement

Certain matters discussed in this news release, with the exception of historical matters, may be forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. You should understand that the following important factors, in addition to those risk factors disclosed in the

Company’s current and periodic reporting filed with the SEC could affect the future results of the Company and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	failure of Company stockholders to adopt the KSE Agreement;

•	the risk that the other conditions to closing of the merger may not be satisfied;

•	the merger may involve unexpected costs, liabilities or delays;

•	risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;

•	the business of the Company may suffer as a result of uncertainty surrounding the merger;

•	the risk that the merger may not be consummated by the expected closing date of the merger or at all;

•	litigation in respect of the merger; and

•	disruption from the merger making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. The Company undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITYHOLDERS

This communication is being made in respect of a proposed business combination involving Outdoor Channel and KSE. In connection with this proposed transaction Outdoor Channel plans to file with the SEC and furnish to its stockholders a proxy statement. The proxy statement will contain important information about the proposed transaction and related matters.

OUTDOOR CHANNEL URGES INVESTORS TO CAREFULLY READ IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS INCLUDED AND INCORPORATED BY REFERENCE THEREIN AS THEY ARE MADE AVAILABLE TO OUTDOOR CHANNEL STOCKHOLDERS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors and security holders will be able to obtain free copies of the proxy statement when made available and other documents filed with the SEC by Outdoor Channel through the web site maintained by the SEC at www.sec.gov. Free copies of the proxy statement when made available and other documents filed with the SEC can also be obtained on Outdoor Channel’s website at www.outdoorchannel.com.

PROXY SOLICITATION

Outdoor Channel and its respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Outdoor Channel stockholders in favor of the merger. When made available, a description of the interest of Outdoor Channel’s directors and executive officers in Outdoor

Channel will be set forth in the proxy statement and the other documents included and incorporated by reference therein. You can find information about Outdoor Channel’s executive officers and directors in its annual report on Form 10-K filed with the SEC on March 9, 2012. You can obtain free copies of these documents from Outdoor Channel in the manner set forth above.

CONTACT: For Company:

Tom Allen

Executive Vice President, Chief Operating Officer/

Chief Financial Officer

800-770-5750

tallen@outdoorchannel.com

For Investors:

Chris Plunkett

Brainerd Communicators, Inc.

212-986-6667

plunkett@braincomm.com

For Media:

Nancy Zakhary

Brainerd Communicators, Inc.

212-986-6667

nancy@braincomm.com